Exhibit 4.2
SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES

CS- _________
L&L ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP [__________]

IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.0001 PER SHARE, OF THE COMMON STOCK OF
L&L ACQUISITION CORP.
transferable on the books of L&L ACQUISITION CORP.
(the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to redeem shares of Common Stock sold in the Company’s initial public offering if it is unable to complete a business combination by [________], 2012 [INSERT DATE THAT IS 18 MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING]. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.
Dated:
L&L ACQUISITION CORP.
DELAWARE
SEAL
2010
AUTHORIZED OFFICER
(Signature)
CHIEF EXECUTIVE OFFICER
(Seal)
(Signature)

SECRETARY
COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
(Reverse of Certificate)
L&L ACQUISITION CORP.
The Company will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —                                             Custodian
(Cust)(Minor)
under Uniform Gifts to Minors
Act
(State)
Additional abbreviations may also be used though not in the above list.
For value received                                                                , hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By ______________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).
The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds then on deposit in the trust account (including interest), less franchise and income taxes payable, only in the event that (i) the Company redeems the shares of Common Stock sold in its initial public offering because it does not consummate a business combination by [____________], 2012 [INSERT DATE THAT IS EIGHTEEN MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], (ii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy, soley in the event the Company seeks stockholder approval of the proposed initial business combination), provided that stockholders voting against such business combination and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account, less franchise and income taxes payable or (iii) upon completion of the Company’s initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.